EXHIBIT 23.2

The Board of Directors
OmniReliant Holdings, Inc.
Tampa, Florida

We hereby consent to the incorporation by reference in the registration statement on Form S-8 of OmniReliant Holdings, Inc. (the “Company”) pertaining to the Omnireliant Holdings, Inc. 2007 Incentive Stock Option Plan of our report dated , October 19, 2007, relating to the consolidated financial statements of OmniReliant Holdings, Inc., appearing in the Company’s annual report on form 10-KSB for the period from August 21, 2006 (date of inception) through June 30, 2007.

/s/ KBL, LLP

Tampa, Florida
November 20, 2007